Exhibit 10.2
EXECUTION COPY
SECURITY AGREEMENT
     SECURITY AGREEMENT, dated as of April 24, 2008 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), made by IdleAire Technologies Corporation, a Delaware corporation (“Grantor”), in favor of Wells Fargo Bank, National Association (“Wells Fargo”), in its capacity as collateral agent for the Lenders (as such term is defined below) party to the Credit Agreement referred to below (in such capacity, together with any successors and assigns, if any, the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor as borrower (“Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), the Collateral Agent, and Wells Fargo, as administrative agent for the Lenders (in such capacity, together with any successors and assigns, if any, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make Loans to Grantor as Borrower pursuant to the Credit Agreement;
     WHEREAS, it is a condition precedent to the Lenders making the Loans to Grantor as Borrower pursuant to the Credit Agreement that Grantor shall have executed and delivered to the Collateral Agent a security agreement providing for the grant to the Collateral Agent for the benefit of the Agents and the Lenders of a security interest in all personal property of Grantor; and
     WHEREAS, Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, Grantor;
     NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans to Grantor as Borrower pursuant to the Credit Agreement, Grantor hereby agrees with the Collateral Agent, for the benefit of the Agents and the Lenders, as follows:
          SECTION 1. Construction; Definitions.
     (a) Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”) and that are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Required Lenders may otherwise determine.
          (b) This Agreement is subject to the Credit Agreement. In the event of a direct conflict between any of the terms of the Credit Agreement, on the one hand, and the terms of this Agreement, on the other hand, the Credit Agreement shall control; provided, however, that the inclusion herein of additional agreements, representations, covenants, duties and obligations on the part of Grantor and additional rights and remedies in favor of the Collateral Agent, the Administrative Agent or any Lender shall not be deemed a conflict with the Credit Agreement.
          (c) The following terms shall have the respective meanings provided for in the Code: “Account Debtor,” “Cash Proceeds,” “Commercial tort claim,” “Commodity Account,” “Commodity Contracts,” “Electronic Chattel Paper,” “Noncash Proceeds,” “Payment Intangibles,” “Promissory Notes,” “Record,” “Security Account,” and “Software.”
          (d) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
          “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by Grantor.
          “Books” means all books and records (including all of its records indicating, summarizing, or evidencing (a) the assets composing the Collateral, (b) its liabilities, (c) its business operations or financial condition, and (d) all of its Goods or General Intangibles related to such information) now owned or hereafter acquired by Grantor.
          “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Grantor.
          “Contractual Obligations” means, as applied to Grantor, any provision of any security issued by it or of any agreement or other instrument to which it is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.
          “Copyright License” means rights under any written agreement now owned or hereafter acquired by Grantor granting any right to use any Copyright.
          “Copyrights” means all of the following now owned or hereafter acquired by Grantor: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
          “Deposit Accounts” means all “deposit accounts,” as such term is defined in the Code, now or hereafter held in the name of Grantor.

          “Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located.
          “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located, and, in any event, including all Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
          “Equity Interests” of any Person means (a) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
          “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm ‘s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of Grantor, as evidenced by a resolution of such Board of Directors.
          “Fixtures” means all “fixtures,” as such term is defined in the Code, now owned or hereafter acquired by Grantor.
          “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by Grantor, including (a) all Intellectual Property Rights, (b) all interest rate or currency protection or hedging arrangements, (c) all tax refunds, (d) all licenses, permits, concessions and authorizations, (e) all insurance policies and (f) all Contractual Obligations.
          “Goods” means all “goods,” as defined in the Code, now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the Code.
          “Governmental Authority” means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any tribunal or arbitrator(s) of competent jurisdiction.

          “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located, and, in any event, including all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
          “Intellectual Property” means the Copyrights, Trademarks and Patents.
          “Intellectual Property Right” means (a) any Patent, Patent License, Copyright, Copyright License, Trademark, Trademark License, trade secret or other intellectual property right, (b) all registrations and applications to register any such Patent, Copyright, Trademark or other intellectual property right with any Governmental Authority and all renewals and extensions thereof and (c) the goodwill of the business associated with or relating to any such Trademark or other intellectual property right.
          “Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
          “Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by Grantor.
          “Letter-of-Credit Rights” means “letter-of-credit rights,” as such term is defined in the Code, now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.
          “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases) and any agreement to give or refrain from giving any of the foregoing.
          “Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.
          “Patent License” means rights under any written agreement now owned or hereafter acquired by Grantor granting any right with respect to any invention on which a Patent is in existence.

          “Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
          “Pledged Equity Interests” means the number of shares (or equivalent) of each class of Equity Interests in which Grantor has an ownership interest, as set forth on Schedule VI hereto.
          “Proceeds” means “proceeds,” as such term is defined in the Code, including:
          (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral;
          (b) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority);
          (c) any claim of Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License;
          (d) any recoveries by Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral;
          (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and Pledged Equity Interests; and
          (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

          “Trademark Licenses” means rights under any written agreement now owned or hereafter acquired by Grantor granting any right to use any Trademark.
          “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by Grantor: (a) all trademarks, trade styles which constitute branding, service marks, logos, other source or business identifiers, designs and general intangibles of like nature used in branding Grantor’s products or services (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof and (c) all goodwill associated with or symbolized by any of the foregoing.
          “Supporting Obligations” means all “supporting obligations,” as such term is defined in the Code.
          SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), Grantor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a continuing security interest in, all right, title, claim, estate and interest of Grantor in and to all property and interests in property, whether now owned and existing or hereafter acquired or arising, wherever located, including the following (such property and interests in property being, collectively, the “Collateral ”):
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Documents;
          (d) all General Intangibles;
               (e) all Goods (including Inventory, Equipment, and Fixtures); provided, that it is expressly agreed that the security interest in any of the Fixtures that are located within the State of California, is a security interest granted under and governed by the Code and not a Lien under real estate law;
          (f) all Instruments;
          (g) all Investment Property;
          (h) all Deposit Accounts;
          (i) all money, cash or cash equivalents;
          (j) all Supporting Obligations and Letter-of-Credit Rights;

          (k) all Books;
          (l) the commercial tort claims described on Schedule V hereto; and
               (m) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessories to, substitutions and replacements for, and rents and profits of, each of the foregoing.
     Anything herein to the contrary notwithstanding, the Collateral shall not include any of the following (the “Excluded Assets”):
     (1) any lease, license, contract, property right or agreement to which Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under any security agreement or any mortgage will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided, that such lease, license, contract, property right or agreement will be an Excluded Asset (as hereinafter defined) only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;
     (2) real property owned by Grantor that has a Fair Market Value not exceeding $2.0 million in the aggregate, or any real property leased by Grantor;
     (3) any other assets in which a Lien cannot be perfected either (i) by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction or (ii) by the recordation of notice filings or other instruments with the United States Patent and Trademark Office or the United States Copyright Office, so long as the aggregate Fair Market Value of all such assets does not at any one time exceed $1.0 million;
     (4) the SunTrust CD; and
     (5) Disbursement Account Collateral (as defined in the Intercreditor Agreement);
     provided , that the Collateral shall include (A) the Proceeds of the above to the extent such Proceeds are otherwise included in the Collateral and (B) all items excluded pursuant to clause (1) or (2) from and after the date on which the requisite consent is obtained. Furthermore, Grantor shall use its best efforts of to obtain and maintain in full force and effect all consents contemplated pursuant to clause (1) and (2).
          SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following indebtedness, liabilities and/or obligations, whether now existing or hereafter incurred (the “Obligations”):

          (a) the prompt payment by Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Credit Agreement and the other Loan Documents, and all commissions, charges, indemnifications, expense reimbursements, and all other amounts due or to become due under any Loan Document; and
          (b) the due performance and observance by Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.
          SECTION 4. Representations and Warranties. Grantor represents and warrants as follows:
          (a) Schedule I hereto sets forth (i) the exact legal name of Grantor and (ii) the organizational identification number of Grantor or states that no such organizational identification number exists.
          (b) Grantor’s chief place of business and chief executive office, the place where Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). As of the Effective Date, none of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the Effective Date, of each Deposit Account, Securities Account and Commodities Account of Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.
          (c) Schedule II hereto sets forth a true and complete list of all registered Patents, registered Trademarks and registered Copyrights as of the Effective Date. All such Intellectual Property is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II hereto, no such Intellectual Property is the subject of any licensing or franchising agreement.
          (d) Grantor is and will be at all times the sole and exclusive owner of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Collateral Agent relating to this Agreement and (B) such as may have been filed to perfect or protect any Permitted Lien.
          (e) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the grant by Grantor of the security interest purported to be created hereby in the Collateral.
          (f) This Agreement creates in favor of the Collateral Agent for the benefit of the Agents and the Lenders a valid security interest in the Collateral to the extent capable of being created under Article 9 of the Uniform Commercial Code, as security for the Obligations; the Collateral Agent’s having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral, the recording of the appropriate Assignment for Security, as applicable, executed pursuant hereto in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the filing of the financing statements and, with respect to the Intellectual Property hereafter existing and not covered by an applicable Assignment for Security, the recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, of appropriate instruments of assignment, result in the perfection of such security interests; such security interests are, or in the case of Collateral in which Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to the Permitted Liens and the recording or filing of such instruments of assignment described above.
          (g) As of the date hereof, Grantor does not own any Subsidiaries.
          SECTION 5. Covenants as to the Collateral. Until Termination, unless the Required Lenders shall otherwise consent in writing:
          (a) Further Assurances. Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent or Required Lenders may request in order to (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper, and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by Promissory Notes or other Instruments or Chattel Paper, delivering and pledging to the Collateral Agent hereunder such Promissory Notes, Instruments or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgment shall be in form and substance satisfactory to the Collateral Agent, (F) if at any time after the date hereof, Grantor acquires or holds any Commercial tort claim in excess of $10,000, promptly notifying the Collateral Agent in a writing signed by Grantor setting forth a brief description of such Commercial tort claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction.

          (b) Provisions Concerning the Accounts and the Licenses.
               (i) Grantor shall not, without the prior written consent of the Required Lenders, change (A) Grantor’s name, identity or organizational structure or (B) its jurisdiction of incorporation or organization as set forth in Section 4(a) hereto. Grantor shall (x) promptly notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof Grantor did not have such identification number, and (y) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent and any Lender to inspect and make abstracts from such Records and Chattel Paper.
               (ii) Grantor will, except as otherwise provided in this subsection (b), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, Grantor may take such action as Grantor may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 7(b) hereof, and (B) Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon, except in the ordinary course of business. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.
          (c) Intellectual Property.
               (i) Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, Grantor may not abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, Grantor will take such action as the Required Lenders or the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.
               (ii) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of Grantor relating thereto or represented thereby, and Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until date on which all of the Obligations have been indefeasibly paid in full in cash after the termination of the Loan Documents.
          (d) Deposit, Commodities and Securities Accounts. Without the prior written consent of the Required Lenders, Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto.
          (e) Control. Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights. Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the collateral under the control of such agent or designee for all purposes. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, unless otherwise instructed by the Collateral Agent or the Required Lenders, Grantor shall not be required to obtain a control agreement for any Deposit Account which does not have a balance at any time greater than $50,000.
          SECTION 6. Additional Provisions Concerning the Collateral.
          (a) Grantor hereby (i) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto that describe the Collateral as “all assets” or words of similar effect and that contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Grantor is an organization, the type of organization and any organization number issued to Grantor and (ii) ratifies such authorization to the extent that the Collateral

Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
          (b) Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Collateral Agent’s discretion or at the direction of the Required Lenders during the existence of an Event of Default, to take any action and to execute any instrument which the Collateral Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 7.01(g) of the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent or the Required Lenders may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Agents and the Lenders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Agents and the Lenders with respect to any Collateral. This power is coupled with an interest and is irrevocable until Termination.
          (c) If Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.
          (d) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
          (e) Anything herein to the contrary notwithstanding (i)  Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against the Agents and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Grantor hereby acknowledges that (I) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (II) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (III) such actions set forth in clauses (I) and (II) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (x) upon written notice to Grantor from the Collateral Agent, Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (y) the Collateral Agent may, at any time and from time to time, upon ten (10) days’ prior notice to Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (z) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
          (b) Any cash held by the Collateral Agent (or its agents or desingee) as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Required Lenders, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Required Lenders shall elect. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the date on which all of the Obligations have been indefeasibly paid in full in cash after the termination of the Loan Documents shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
          (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agents and the Lenders are legally entitled, Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.
          (d) Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.
          (e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Grantor lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

          SECTION 8. Indemnity and Expenses.
          (a) Grantor agrees to defend, protect, indemnify and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements incurred by such Indemnified Parties) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Indemnified Party’s gross negligence, willful misconduct or bad faith, as determined by a final judgment of a court of competent jurisdiction.
          (b) Grantor agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.
          SECTION 9. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to Grantor, to Grantor at its address specified in the Credit Agreement and, if to the Collateral Agent, to it at its address specified in the Credit Agreement; or, as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first; (b) if telecopied, when transmitted and confirmation received; or (c) if delivered, upon delivery.
          SECTION 10. Security Interest Absolute. All rights of the Agents and the Lenders, all Liens and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.
          SECTION 11. Miscellaneous.
          (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by

Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) No failure on the part of the Agents or the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, Grantor.
          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until Termination, and (ii) be binding on Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to Grantor, the Agents and the Lenders may assign or otherwise transfer their rights and obligations under this Agreement and any other Loan Document in accordance with, and subject to the terms and conditions of, the Credit Agreement, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agents and the Lenders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any such Agent or any such Lender shall mean the assignee of such Agent or such Lender. None of the rights or obligations of Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agents and the Lenders, and any such assignment or transfer without the Agents’ and the Lenders’ prior written consent shall be null and void.
          (e) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD DESIGNATE THE LAW OF ANOTHER JURISDICTION, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (f) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE APPELLATE COURTS OF ANY OF THEM, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE AFORESAID COURTS.
          (g) GRANTOR (AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, THE COLLATERAL AGENT) WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.
          (h) Grantor hereby irrevocably consents to the service of process of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Grantor at its address provided in Section 11.01 of the Credit Agreement, such service to become effective ten (10) days after such mailing.
          (i) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Grantor or any property of Grantor in any other jurisdiction.
          (j) Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          (k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          (l) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
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          IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTOR:

IDLEAIRE TECHNOLOGIES CORPORATION

By:
Name:
Title:

Exh. A-4